UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 16, 2005

Ask Jeeves, Inc.

(Exact Name of Registrant As Specified in its Charter)

Delaware	000-26521	94-3334199

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

555 12th Street, Suite 500
Oakland, California 94607

(Address of Principal Executive Offices) (Zip Code)

(510) 985-7400

(Registrant’s telephone number, including area code)

not applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act;

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act;

☐	Pre-announcement communications pursuant to Rule 14d-2(b) under the Exchange Act;

☐	Pre-announcement communications pursuant to Rule 13e-4(c) under the Exchange Act;

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment No. 2 to Internet Services Agreement with InfoSpace

     In connection with the litigation settlement described in Item 8.01 below, on May 16, 2005 Ask Jeeves’ wholly-owned subsidiary, Focus Interactive, Inc. (formerly known as The Excite Network, Inc.), entered into Amendment Number 2 (the “Second Amendment”) to the Internet Services Agreement between Focus Interactive and InfoSpace Sales LLC. The effective date of the amendment is May 13, 2005. Ask Jeeves, Inc. entered into the Second Amendment as guarantor of the obligations of Focus Interactive, Inc.; and InfoSpace, Inc. entered into the Second Amendment as guarantor of the obligations of InfoSpace Sales LLC.

     The Second Amendment transfers control of the search results page on the Excite U.S. portal (www.excite.com) from InfoSpace to Ask Jeeves. This means, for example, that Ask Jeeves will generally be able to:

•	select the search algorithm that will provide Web results to the Excite.com search results page;

•	decide whether to include smart answers, smart product search and other value-added features on the Excite.com search results page;

•	attempt to optimize the layout and presentation of the various elements on the Excite.com search results page.

Pursuant to the Second Amendment, paid listings on the Excite.com search results page will be supplied by both InfoSpace and Ask Jeeves, most of which they will obtain from their third-party paid listing providers. The parties will share all revenues produced by monetization of the Excite search results page (net of revenues retained by their third-party paid listing providers).

     Ask Jeeves and InfoSpace have agreed to contribute equally to a joint marketing fund to be used to promote search on the Excite portal.

ITEM 7.01 REGULATION FD DISCLOSURE

     On May 20, 2005, Ask Jeeves, Inc. issued press releases reporting (1) the Second Amendment described above and the settlement described below; and (2) the acquisition of Excite Europe described below. Copies of those press releases are attached to this report as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference herein in their entirety.

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ITEM 8.01 OTHER EVENTS

Settlement of InfoSpace Litigation

     As previously reported (most recently in Note 2—Commitments and Contingencies to Ask Jeeves’ Consolidated Financial Statements included in its Form 10-Q for the three months ended March 31, 2005), Ask Jeeves’ wholly-owned subsidiary Focus Interactive, Inc. (formerly known as The Excite Network, Inc.) has been engaged in litigation with InfoSpace, Inc. in New York State and Washington State regarding the parties’ respective rights and obligations under the Internet Services Agreement, dated November 8, 2001, between InfoSpace Sales LLC and iWon, Inc. (predecessor in interest to Focus Interactive, Inc.).

     While the litigation was pending, InfoSpace controlled the search results page on Excite.com, while Focus Interactive controlled the other domestic rights to the Excite portal. Ask Jeeves acquired full ownership of Focus Interactive on May 6, 2004, as part of Ask Jeeves’ acquisition of Interactive Search Holdings, Inc., or ISH.

     On May 19, 2005, Focus Interactive and InfoSpace entered into a settlement agreement (with on effective date of May 17, 2005) resolving all of their current disputes under the Internet Services Agreement, committing the parties to enter into the Second Amendment described in Item 1.01 above, and agreeing to the dismissal of all of the Washington State and New York State lawsuits with prejudice (meaning that they cannot subsequently be refiled).

Acquisition of Excite Europe

     On May 19, 2005, Ask Jeeves B.V. (a wholly-owned European subsidiary of Ask Jeeves, Inc.) acquired all of the outstanding capital stock of Excite Italia B.V., which operates Excite Europe, a network of pan-European portal properties.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

     The joint press release of Ask Jeeves and InfoSpace dated May 20, 2005 is furnished with this Report as Exhibit 99.1.

     The press release of Ask Jeeves dated May 20, 2005 announcing its acquisition of Excite Europe is furnished with this Report as Exhibit 99.2.

     Exhibits 99.1 and 99.2 are furnished to the Commission pursuant to General Instruction B.2 of Form 8-K; and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, except to the extent Ask Jeeves may expressly incorporate it into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ASK JEEVES, INC.
(Registrant)

Date: May 20, 2005	By:	/s/ Brett M. Robertson

Brett M. Robertson Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint Press Release of Ask Jeeves, Inc. and InfoSpace, Inc., dated May 20, 2005.

99.2	Press Release of Ask Jeeves, Inc., dated May 20, 2005.

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